UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of Mercury Computer Systems, Inc. (“Mercury”) has authorized us to enter into new forms of change in control severance agreement with our executive officers and certain other key employees. As part of our normal review cycle, the Compensation Committee reviewed our existing change in control severance agreements and authorized the new forms of agreement to replace the existing agreements. The new agreements are effective as of September 30, 2009. We have entered into a new form of agreement, filed as Exhibit 10.1 hereto, with Mark Aslett, Chief Executive Officer. We have also entered into a new form of agreement, filed as Exhibit 10.2 hereto, with each of our other named executive officers: Robert E. Hult, Senior Vice President, Chief Financial Officer, and Treasurer; Craig A. Saline, Senior Vice President, Human Resources; and Didier M.C. Thibaud, Senior Vice President and General Manager, Advanced Computing Solutions. Summaries of the material terms and conditions of the agreements are set forth below. Such descriptions are qualified in their entirety by reference to the full text of the applicable form of agreement filed as Exhibit 10.1 or 10.2 to this Current Report on Form 8-K.

Each agreement provides for certain benefits in the event of a change in control of the Mercury. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 30% or more of our outstanding common stock. If a tender offer or exchange offer is made for more than 30% of our outstanding common stock, the executive has agreed not to leave our employ, except in the case of disability or retirement and certain other circumstances, and to continue to render services to Mercury until such offer has been abandoned or terminated or a change in control has occurred.

Chief Executive Officer

The CEO is entitled to severance benefits if, within 24 months after a change in control of Mercury, the CEO’s employment is terminated (1) by us other than for “cause” or disability, or (2) by the CEO for “good reason.” “Cause” is defined in the agreement to include the CEO’s willful failure to perform his duties, conviction of the CEO for a felony, and the CEO’s willfully engaging in fraud, dishonesty, or other conduct that is demonstrably and materially injurious to Mercury. “Good reason” is defined in the agreement to include an adverse change in the CEO’s status or position with Mercury, a reduction in base salary or annual target bonus, failure to maintain the CEO’s participation in health and benefit plans on the same basis as other peer executives at Mercury, and a significant relocation of the CEO’s principal office.

Severance benefits under the agreement include the following:

•	a lump sum cash payment equal to two times the sum of the CEO’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000;

•	payment of the cost of providing the CEO with health and dental insurance up to 24 months following such termination on the same basis as though the CEO had remained an active employee; and

•

if the CEO is terminated within 24 months after a change in control, vesting of all of his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the CEO releasing all his claims against Mercury other than claims that arise from Mercury’s obligations under the change in control severance agreement. In addition, if the CEO is party to an employment agreement with Mercury providing for change in control payments or benefits, the CEO will receive the benefits payable under this agreement and not under the employment agreement.

The agreement provides for a reduction of payments and benefits payable under the agreement to a level where the CEO would not be subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would put the CEO in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by Mercury of the CEO’s legal fees and expenses incurred in connection with good faith disputes under the agreement.

The agreement continues in effect through June 30, 2012, subject to automatic one-year extensions thereafter unless notice is given of our or the CEO’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and the CEO may terminate the CEO’s employment at any time. The agreement has no further force and effect if either party terminates the CEO’s employment before a change in control, except that any such termination by us without “cause” or by the CEO for “good reason” during a “potential change in control period” (as defined in the agreement) will entitle the CEO to the benefits under the agreement described above (other than the accelerated vesting of stock awards).

Non-CEO Executives

The executive is entitled to severance benefits if, within 12 months after a change in control of Mercury, the executive’s employment is terminated (1) by us other than for “cause” or disability, or (2) by the executive for “good reason.” “Cause” is defined in each agreement to include the executive’s willful failure to perform his duties, conviction of the executive for a felony, and the executive’s willfully engaging in fraud, dishonesty, or other conduct that is demonstrably and materially injurious to Mercury. “Good reason” is defined in each agreement to include an adverse change in the executive’s status or position with Mercury, a reduction in base salary or annual target bonus, failure to maintain the executive’s participation in health and benefit plans on the same basis as other peer executives at Mercury, and a significant relocation of the executive’s principal office.

Severance benefits under each agreement include the following:

•

a lump sum cash payment equal to one times the sum of the executive’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000;

•

payment of the cost of providing the executive with health and dental insurance up to 18 months following such termination on the same basis as though the executive had remained an active employee; and

•

if the executive is terminated within 12 months after a change in control, vesting of all of his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the executive releasing all his claims against Mercury other than claims that arise from Mercury’s obligations under the change in control severance agreement. In addition, if the executive is party to an employment agreement with Mercury providing for change in control payments or benefits, the executive will receive the benefits payable under this agreement and not under the employment agreement.

Each agreement provides for a reduction of payments and benefits payable under the agreement to a level where the executive would not be subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by Mercury of the executive’s legal fees and expenses incurred in connection with good faith disputes under the agreement.

The agreements continue in effect through June 30, 2012, subject to automatic one-year extensions thereafter unless notice is given of our or the executive’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 12 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and each executive may terminate the executive’s employment at any time. Each agreement has no further force and effect if either party terminates the executive’s employment before a change in control, except that any such termination by us without “cause” or by the executive for “good reason” during a “potential change in control period” (as defined in the agreement) will entitle the executive to the benefits under the agreement described above (other than the accelerated vesting of stock awards).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement between Mercury Computer Systems, Inc. and Mark Aslett.

10.2	Form of Change in Control Severance Agreement between Mercury Computer Systems, Inc. and Non-CEO Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2009	MERCURY COMPUTER SYSTEMS, INC.

	By:	/s/ Alex A. Van Adzin
Alex A. Van Adzin
Vice President, General Counsel, and Corporation Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement between Mercury Computer Systems, Inc. and Mark Aslett.

10.2	Form of Change in Control Severance Agreement between Mercury Computer Systems, Inc. and Non-CEO Executives.

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